Prospectus Supplement


                       HENRY SCHEIN, INC.
                     ______________________

                  535,164 SHARES OF COMMON STOCK
                       ($0.01 Par Value)
                     ______________________


          This Prospectus Supplement supplements the Prospectus dated November 10, 1997, as amended by the Prospectus Supplement dated December 30, 1997 (as so amended, the "Prospectus"), relating to the offer and sale of up to 1,064,596 shares of the common stock, $0.01 par value (the "Common Stock"), of Henry Schein, Inc. (the "Company"). Capitalized terms used herein and not otherwise defined have the meanings assigned in the Prospectus. Of the 1,064,596 Offered Shares originally offered pursuant to the Prospectus, 529,432 have been sold.

          The Selling Stockholder table is being further amended to add Cowper Limited Partnership (hereafter referred to as "The Partnership") as an additional Selling Stockholder. Ralph L. Falls, Jr., one of the Selling Stockholders, has established The Partnership and has contributed 125,000 of the Offered Shares owned by him to it. Mr. Falls is the sole stockholder of the corporate general partner of The Partnership and, currently, is the sole limited partner of The Partnership, although Mr. Falls intends to transfer, or cause to be transferred, limited partnership interests therein to family members, or trusts for their benefit.

          The Partnership intends to offer and sell the Donated
Shares as described in the Prospectus under the caption "MANNER
OF SALE".

                    ______________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED
UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                    ______________________

           The date of this Supplement is February 27, 1998